EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Platform Acquisition Corp. International

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and to the incorporation of our report dated November 1, 2006 on our audit of the financial statements of Platform Acquisition Corp. International for the period from May 1, 2006 (inception) through October 17, 2006.

/s/ Miller, Ellin and Company, LLP
Miller, Ellin and Company, LLP

New York, New York

November 2, 2006